Exhibit 99.1

Federated Investors, Inc. Reports Fourth Quarter and Year-End 2012 Earnings

•	Equity and bond assets increase $11 billion during 2012 to a record $95 billion

•	2012 equity and bond net sales reach $6 billion

•	Q4 2012 net income increases by 34 percent compared to Q4 2011

•	Board declares $0.24 per share quarterly dividend
(PITTSBURGH, Pa., Jan. 24, 2013) — Federated Investors, Inc. (NYSE: FII), one of the nation's largest investment managers, today reported earnings per diluted share (EPS) of $0.44 for the quarter ended Dec. 31, 2012 as compared to $0.36 for the same quarter last year. Q4 2012 EPS reflects a $0.04 reduction due to the application of the two-class method of computing EPS in connection with the special dividend paid in Q4 2012. Net income was $49.6 million for Q4 2012 compared to $36.9 million for Q4 2011. Federated reported 2012 EPS of $1.79 compared to $1.45 for 2011 and net income of $188.1 million for 2012 compared to $150.9 million for 2011.
Federated's total managed assets were $379.8 billion at Dec. 31, 2012, up $10.1 billion or 3 percent from $369.7 billion at Dec. 31, 2011 and up $15.7 billion or 4 percent from $364.1 billion reported at Sept. 30, 2012. Average managed assets for Q4 2012 were $368.7 billion, up $10.4 billion or 3 percent from $358.3 billion reported for Q4 2011 and up $7.6 billion or 2 percent from $361.1 billion reported for Q3 2012. Net sales of equity and fixed-income funds and separate accounts were $685 million for Q4 2012.
"In 2012, Federated's range of income-oriented investment strategies proved to be highly attractive options for investors," said J. Christopher Donahue, president and chief executive officer.  "On the equity side, assets in our strategic-value dividend strategies increased more than 35 percent during the year to $14 billion, while on the fixed-income side, Federated had record sales of nearly $22 billion in our funds and separate accounts."
Federated's board of directors declared a quarterly dividend of $0.24 per share. The dividend is payable on Feb. 15, 2013 to shareholders of record as of Feb. 8, 2013. During Q4 2012, Federated paid a regular quarterly dividend of $0.24 per share and a special dividend of $1.51 per share. In 2012, the company paid total dividends in the amount of $2.47 per share. During Q4 2012, Federated purchased 50,000 shares of Federated class B common stock for $1.0 million.  In 2012, the company purchased 321,687 shares of Federated class B common stock for $6.3 million.
Federated's equity assets were $35.0 billion at Dec. 31, 2012, up $4.1 billion or 13 percent from $30.9 billion at Dec. 31, 2011 and down $0.4 billion or 1 percent from $35.4 billion at Sept. 30, 2012. Top-selling equity funds during Q4 2012 on a net basis were Federated Capital Income Fund, Federated International Strategic Value Dividend Fund, Federated Managed Volatility Fund II, Federated Muni and Stock Advantage Fund and Federated Clover Small Value Fund.
Federated's fixed-income assets were a record $52.7 billion at Dec. 31, 2012, up $7.9 billion or 18 percent from $44.8 billion at Dec. 31, 2011 and up $1.3 billion or 3 percent from $51.4 billion at Sept. 30, 2012. Fixed-income assets in liquidation portfolios were $7.3 billion at Dec. 31, 2012. Fixed-income sales during Q4 2012 were driven by strong net flows into Federated's short-duration products, Federated Total Return Bond Fund and Federated Institutional High Yield Bond Fund.

MEDIA:	MEDIA:	ANALYSTS:
Meghan McAndrew 412-288-8103	J.T. Tuskan 412-288-7895	Ray Hanley 412-288-1920

Federated Reports Q4 and Year-End 2012 Earnings	Page 2 of 11

Money market assets in both funds and separate accounts were $284.7 billion at Dec. 31, 2012, down $0.4 billion from $285.1 billion at Dec. 31, 2011 and up $15.1 billion or 6 percent from $269.6 billion at Sept. 30, 2012. Money market mutual fund assets were $255.7 billion at Dec. 31, 2012, down $0.2 billion from $255.9 billion at Dec. 31, 2011 and up $10.9 billion or 4 percent from $244.8 billion at Sept. 30, 2012. The Q4 2012 increase in money market assets reflects a variety of factors including the ongoing confidence of clients in money market funds as an investment vehicle, favorable market conditions and seasonality.

Financial Summary
Q4 2012 vs. Q4 2011
Revenue increased by $28.4 million or 13 percent due primarily to a decrease in voluntary fee waivers related to certain money market funds in order for these funds to maintain positive or zero net yields. The reduction in fee waivers was primarily the result of improved yields available on securities held by money market funds. In addition, revenue increased due to an increase in average fixed-income and equity assets. See additional information about voluntary fee waivers in the table at the end of this financial summary.
During Q4 2012, Federated derived 52 percent of its revenue from equity and fixed-income assets (30 percent from equity assets and 22 percent from fixed-income assets), 47 percent from money market assets and 1 percent from other products and services.
Operating expenses increased $7.1 million or 5 percent primarily as a result of an increase in distribution expense related to reduced fee waivers and an increase in compensation and related expense. These increases were partially offset by a reduction in professional service fees due to the recognition of insurance proceeds in Q4 2012.
Nonoperating expenses, net, increased $0.9 million due primarily to a $3.0 million impairment charge in Q4 2012 related to a change in the value of a minority interest investment, partially offset by an increase in investment income.
Q4 2012 vs. Q3 2012
Revenue increased by $6.4 million or 3 percent primarily due to an increase in total average assets.
Operating expenses increased by $13.2 million or 9 percent primarily related to an increase in professional service fees due to a decrease in the recognition of insurance proceeds.
Nonoperating expenses, net, increased $2.4 million due primarily to the aforementioned impairment charge.
YTD 2012 vs. YTD 2011
Revenue increased by $50.6 million, or 6 percent primarily due to a decrease in the aforementioned voluntary fee waivers mainly as a result of improved yields available on securities held by money market funds and an increase in average fixed-income assets.
Federated derived 52 percent of its revenue from equity and fixed-income assets (31 percent from equity assets and 21 percent from fixed-income assets), 47 percent from money market assets and 1 percent from other products and services.
Operating expenses decreased by $4.5 million or 1 percent. The decrease primarily reflects lower professional service fees due to the recognition of insurance proceeds in 2012 and nonrecurring legal expenses incurred in Q1 2011. This decrease was

Federated Reports Q4 and Year-End 2012 Earnings	Page 3 of 11

partially offset by increases in distribution expenses related to reduced fee waivers and increased average fixed-income assets and an increase in compensation and related expenses.
Nonoperating expenses, net, decreased by $7.0 million or 63 percent. The decrease reflects an increase in investment income primarily as a result of realized and unrealized gains on investments and a reduction in debt expense. These decreases were partially offset by the aforementioned impairment charge.
Federated's level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others including asset levels, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers and expenses can impact Federated's activity levels and financial results significantly. Risk factors and uncertainties that can influence Federated's financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission.
Fee waivers to maintain positive or zero net yields could vary significantly in the future as they are contingent on a number of variables including, but not limited to, changes in assets within the money market funds, available yields on instruments held by the money market funds, actions by the Federal Reserve, the U.S. Department of the Treasury, the Financial Stability Oversight Council and other governmental entities, changes in expenses of the money market funds, changes in the mix of money market customer assets, Federated’s willingness to continue the fee waivers and changes in the extent to which the impact of the waivers is shared by third parties.

Money Market Fund Yield Waiver Impact to Consolidated Statements of Income
(in millions)

	Quarter Ended		Change Q4 2011 to Q4 2012	Quarter Ended	Change Q3 2012 to Q4 2012	Year Ended		Change 2011 to 2012
	Dec. 31, 2012	Dec. 31, 2011		Sept. 30, 2012		Dec. 31, 2012	Dec. 31, 2011
Investment advisory fees	$(40.0)	$(58.8)	$18.8	$(41.2)	$1.2	$(177.2)	$(201.6)	$24.4
Other service fees	(30.7)	(30.2)	(0.5)	(28.3)	(2.4)	(113.8)	(119.1)	5.3
Total Revenue	$(70.7)	$(89.0)	$18.3	$(69.5)	$(1.2)	$(291.0)	$(320.7)	$29.7
Less: Reduction in distribution expense	54.9	61.9	(7.0)	52.9	2.0	218.5	232.3	(13.8)
Operating income	$(15.8)	$(27.1)	$11.3	$(16.6)	$0.8	$(72.5)	$(88.4)	$15.9
Less: Reduction in noncontrolling interest	0.3	1.0	(0.7)	0.3	0.0	1.3	6.5	(5.2)
Pre-tax impact	$(15.5)	$(26.1)	$10.6	$(16.3)	$0.8	$(71.2)	$(81.9)	$10.7
Federated will host an earnings conference call at 9 a.m. Eastern on Jan. 25, 2013. Investors are invited to listen to Federated's earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed in real time on the Internet via the About Federated section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and through Feb. 1, 2013 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering access code 407161.
Federated Investors, Inc. is one of the largest investment managers in the United States, managing $379.8 billion in assets as of Dec. 31, 2012. With 137 funds and a variety of separately managed account options, Federated provides comprehensive investment management to approximately 4,700 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 2 percent of money market fund managers in the industry, the top 7 percent of equity fund managers and the top 8 percent of fixed-income fund managers1. For more information, visit FederatedInvestors.com.
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Federated Reports Q4 and Year-End 2012 Earnings	Page 4 of 11

1 Strategic Insight, Nov. 30, 2012. Based on assets under management in open-end funds.
Federated Securities Corp. is distributor of the Federated funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment adviser.

Certain statements in this press release, such as those related to the level of fee waivers incurred by the company, product demand and asset flows constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  Other risks and uncertainties include the ability of the company to predict the level of fee waivers in future quarters, which could vary significantly depending on a variety of factors identified above, and include the ability of the company to sustain product demand and asset flows, which could vary significantly depending on market conditions, investment performance and investor behavior.  Other risks and uncertainties also include the risk factors discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission.  As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q4 and Year-End 2012 Earnings	Page 5 of 11

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q4 2011 to Q4 2012	Quarter Ended	% Change Q3 2012 to Q4 2012
	Dec. 31, 2012	Dec. 31, 2011		Sept. 30, 2012
Revenue
Investment advisory fees, net	$166,813	$138,225	21%	$160,306	4%
Administrative service fees, net	57,372	56,830	1	55,879	3
Other service fees, net	19,818	20,249	(2)	21,421	(7)
Other, net	821	1,102	(25)	862	(5)
Total Revenue	244,824	216,406	13	238,468	3

Operating Expenses
Distribution	65,278	58,740	11	64,146	2
Compensation and related	63,211	60,620	4	65,131	(3)
Professional service fees	6,549	9,567	(32)	(7,864)	183
Office and occupancy	6,349	6,254	2	6,108	4
Systems and communications	6,100	5,839	4	6,532	(7)
Travel and related	3,837	3,673	4	2,913	32
Advertising and promotional	3,611	3,524	2	3,559	1
Intangible asset related	951	1,243	(23)	799	19
Other	5,746	5,085	13	7,111	(19)
Total Operating Expenses	161,632	154,545	5	148,435	9
Operating Income	83,192	61,861	34	90,033	(8)

Nonoperating Income (Expenses)
Investment income, net	4,343	2,538	71	3,706	17
Debt expense	(3,506)	(3,860)	(9)	(3,534)	(1)
Other, net	(3,112)	(103)	2,921	(29)	10,631
Total Nonoperating (Expenses) Income, net	(2,275)	(1,425)	60	143	1,691
Income before income taxes	80,917	60,436	34	90,176	(10)
Income tax provision	28,961	21,811	33	31,983	(9)
Net income including noncontrolling interest in subsidiaries	51,956	38,625	35	58,193	(11)
Less: Net income attributable to the noncontrolling interest in subsidiaries	2,375	1,682	41	2,420	(2)
Net Income	$49,581	$36,943	34%	$55,773	(11)%

Amounts Attributable to Federated
Earnings Per Share[1]
Basic and diluted	$0.44	$0.36	22%	$0.54	(19)%
Weighted-average shares outstanding
Basic and diluted	100,374	100,264		100,417
Dividends declared per share	$1.75	$0.24		$0.24
1) Unvested share-based payment awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $5.7 million, $1.2 million and $2.0 million available to unvested restricted shares for the quarterly periods ended Dec. 31, 2012, Dec. 31, 2011 and Sept. 30, 2012, respectively, was excluded from the computation of earnings per share.

Federated Reports Q4 and Year-End 2012 Earnings	Page 6 of 11

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Year Ended		% Change
	Dec. 31, 2012	Dec. 31, 2011
Revenue
Investment advisory fees, net	$630,834	$586,340	8%
Administrative service fees, net	225,529	220,356	2
Other service fees, net	85,902	85,385	1
Other, net	3,441	3,033	13
Total Revenue	945,706	895,114	6

Operating Expenses
Compensation and related	257,622	245,439	5
Distribution	253,445	235,670	8
Systems and communications	25,716	22,971	12
Office and occupancy	24,828	24,689	1
Professional service fees	18,925	53,737	(65)
Advertising and promotional	13,413	13,413	0
Travel and related	12,838	12,174	5
Intangible asset related	2,593	7,915	(67)
Other	23,733	21,651	10
Total Operating Expenses	633,113	637,659	(1)
Operating Income	312,593	257,455	21

Nonoperating Income (Expenses)
Investment income, net	13,667	6,259	118
Debt expense	(14,441)	(17,047)	(15)
Other, net	(3,308)	(296)	1,018
Total Nonoperating Expenses, net	(4,082)	(11,084)	(63)
Income before income taxes	308,511	246,371	25
Income tax provision	110,883	91,288	21
Net income including noncontrolling interest in subsidiaries	197,628	155,083	27
Less: Net income attributable to the noncontrolling interest in subsidiaries	9,540	4,177	128
Net Income	$188,088	$150,906	25%

Amounts Attributable to Federated
Earnings Per Share[1]
Basic and diluted	$1.79	$1.45	23%
Weighted-average shares outstanding
Basic	100,313	100,609
Diluted	100,313	100,632
Dividends declared per share	$2.47	$0.96
1) Unvested share-based payment awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $8.4 million and $4.9 million available to unvested restricted shares for the years ended Dec. 31, 2012 and Dec. 31, 2011, respectively, was excluded from the computation of earnings per share.

Federated Reports Q4 and Year-End 2012 Earnings	Page 7 of 11

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	Dec. 31, 2012	Dec. 31, 2011
Assets
Cash and other investments	$258,628	$322,317
Other current assets	41,434	44,194
Intangible assets, net and goodwill	727,857	720,926
Other long-term assets	62,142	63,419
Total Assets	$1,090,061	$1,150,856

Liabilities and Equity
Current liabilities	$181,134	$178,486
Long-term debt	276,250	318,750
Other long-term liabilities	128,733	110,437
Equity excluding treasury stock	1,263,966	1,315,664
Treasury stock	(760,022)	(772,481)
Total Liabilities and Equity	$1,090,061	$1,150,856

Federated Reports Q4 and Year-End 2012 Earnings	Page 8 of 11

Changes in Equity and Fixed-Income Fund and Separate Account Assets
(in millions)

	Quarter Ended			Year Ended
	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011
Equity Funds
Beginning assets	$23,658	$22,671	$20,140	$21,930	$22,626
Sales	1,415	1,454	2,185	6,221	7,633
Redemptions	(1,866)	(1,527)	(1,771)	(7,377)	(7,461)
Net (redemptions) sales	(451)	(73)	414	(1,156)	172
Net exchanges	(47)	(14)	(32)	(70)	(76)
Acquisition-related	0	190	0	190	463
Market gains and losses/reinvestments[1]	(8)	884	1,408	2,258	(1,255)
Ending assets	$23,152	$23,658	$21,930	$23,152	$21,930

Equity Separate Accounts[2]
Beginning assets	$11,697	$10,550	$7,831	$8,957	$8,176
Sales[3]	893	1,062	873	4,252	2,861
Redemptions[3]	(605)	(503)	(549)	(2,291)	(2,530)
Net sales[3]	288	559	324	1,961	331
Net exchanges	1	0	26	(8)	54
Market gains and losses/reinvestments[1]	(128)	588	776	948	396
Ending assets	$11,858	$11,697	$8,957	$11,858	$8,957

Total Equity[2]
Beginning assets	$35,355	$33,221	$27,971	$30,887	$30,802
Sales[3]	2,308	2,516	3,058	10,473	10,494
Redemptions[3]	(2,471)	(2,030)	(2,320)	(9,668)	(9,991)
Net (redemptions) sales[3]	(163)	486	738	805	503
Net exchanges	(46)	(14)	(6)	(78)	(22)
Acquisition-related	0	190	0	190	463
Market gains and losses/reinvestments[1]	(136)	1,472	2,184	3,206	(859)
Ending assets	$35,010	$35,355	$30,887	$35,010	$30,887

Fixed-Income Funds
Beginning assets	$41,547	$39,494	$35,620	$37,241	$31,933
Sales	4,848	5,120	4,696	20,426	17,990
Redemptions	(4,268)	(3,770)	(3,417)	(15,664)	(15,844)
Net sales	580	1,350	1,279	4,762	2,146
Net exchanges	141	(92)	38	(1,520)	1,873
Acquisition-related	0	144	0	144	132
Market gains and losses/reinvestments[1]	210	651	304	1,851	1,157
Ending assets	$42,478	$41,547	$37,241	$42,478	$37,241

Fixed-Income Separate Accounts[2]
Beginning assets	$9,842	$9,474	$7,263	$7,573	$8,772
Sales[3]	393	309	415	1,546	1,698
Redemptions[3]	(125)	(202)	(195)	(1,128)	(1,443)
Net sales[3]	268	107	220	418	255
Net exchanges	0	1	1	1,593	(1,806)
Market gains and losses/reinvestments[1]	123	260	89	649	352
Ending assets	$10,233	$9,842	$7,573	$10,233	$7,573

Total Fixed Income[2]
Beginning assets	$51,389	$48,968	$42,883	$44,814	$40,705
Sales[3]	5,241	5,429	5,111	21,972	19,688
Redemptions[3]	(4,393)	(3,972)	(3,612)	(16,792)	(17,287)
Net sales[3]	848	1,457	1,499	5,180	2,401
Net exchanges	141	(91)	39	73	67
Acquisition-related	0	144	0	144	132
Market gains and losses/reinvestments[1]	333	911	393	2,500	1,509
Ending assets	$52,711	$51,389	$44,814	$52,711	$44,814
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts and sub-advised funds and other managed products.
3) For certain accounts, Sales, Redemptions or Net sales (redemptions) are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses/reinvestments.

Federated Reports Q4 and Year-End 2012 Earnings	Page 9 of 11

Changes in Liquidation Portfolios
(in millions)

	Quarter Ended			Year Ended
	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011
Liquidation Portfolios[1]
Beginning assets	$7,718	$8,124	$9,144	$8,856	$10,708
Sales[2]	0	0	0	0	2
Redemptions[2]	(372)	(406)	(289)	(1,509)	(1,854)
Net redemptions[2]	(372)	(406)	(289)	(1,509)	(1,852)
Market gains and losses/reinvestments[3]	0	0	1	(1)	0
Ending Assets	$7,346	$7,718	$8,856	$7,346	$8,856
1) Liquidation portfolios include portfolios of distressed fixed-income securities. Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. Management-fee rates earned from these portfolios are lower than those of traditional separate account mandates.
2) Sales, Redemptions or Net redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses/reinvestments.
3) Reflects the approximate changes in the fair value of the securities held by the portfolios, and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.

Federated Reports Q4 and Year-End 2012 Earnings	Page 10 of 11

MANAGED ASSETS (in millions)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011
By Asset Class
Equity	$35,010	$35,355	$33,221	$34,117	$30,887
Fixed-income	52,711	51,389	48,968	46,221	44,814
Money market	284,704	269,622	265,548	274,704	285,140
Liquidation portfolios[1]	7,346	7,718	8,124	8,583	8,856
Total Managed Assets	$379,771	$364,084	$355,861	$363,625	$369,697
By Product Type
Funds:
Equity	$23,152	$23,658	$22,671	$23,612	$21,930
Fixed-income	42,478	41,547	39,494	38,526	37,241
Money market	255,689	244,826	238,610	245,232	255,857
Total Fund Assets	$321,319	$310,031	$300,775	$307,370	$315,028
Separate Accounts:
Equity	$11,858	$11,697	$10,550	$10,505	$8,957
Fixed-income	10,233	9,842	9,474	7,695	7,573
Money market	29,015	24,796	26,938	29,472	29,283
Total Separate Accounts	$51,106	$46,335	$46,962	$47,672	$45,813
Total Liquidation Portfolios[1]	$7,346	$7,718	$8,124	$8,583	$8,856
Total Managed Assets	$379,771	$364,084	$355,861	$363,625	$369,697

AVERAGE MANAGED ASSETS	Quarter Ended
(in millions)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011
By Asset Class
Equity	$35,016	$34,429	$32,993	$32,827	$29,965
Fixed-income	52,211	50,195	47,747	45,792	43,980
Money market	273,943	268,573	271,507	282,801	275,295
Liquidation portfolios[1]	7,559	7,948	8,353	8,703	9,030
Total Avg. Assets	$368,729	$361,145	$360,600	$370,123	$358,270
By Product Type
Funds:
Equity	$23,209	$23,133	$22,642	$23,075	$21,451
Fixed-income	42,156	40,579	38,901	38,128	36,546
Money market	248,534	243,111	243,454	251,825	249,324
Total Avg. Fund Assets	$313,899	$306,823	$304,997	$313,028	$307,321
Separate Accounts:
Equity	$11,807	$11,296	$10,351	$9,752	$8,514
Fixed-income	10,055	9,616	8,846	7,664	7,434
Money market	25,409	25,462	28,053	30,976	25,971
Total Avg. Separate Accounts	$47,271	$46,374	$47,250	$48,392	$41,919
Total Avg. Liquidation Portfolios[1]	$7,559	$7,948	$8,353	$8,703	$9,030
Total Avg. Managed Assets	$368,729	$361,145	$360,600	$370,123	$358,270
1) Liquidation portfolios include portfolios of distressed fixed-income securities. Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. Management-fee rates earned from these portfolios are lower than those of traditional separate account mandates.

Federated Reports Q4 and Year-End 2012 Earnings	Page 11 of 11

AVERAGE MANAGED ASSETS	Year Ended
(in millions)	Dec. 31, 2012	Dec. 31, 2011
By Asset Class
Equity	$33,816	$30,560
Fixed-income	48,986	42,573
Money market	274,206	271,501
Liquidation portfolios[1]	8,141	9,753
Total Avg. Assets	$365,149	$354,387
By Product Type
Funds:
Equity	$23,015	$22,071
Fixed-income	39,941	34,455
Money market	246,731	242,187
Total Avg. Fund Assets	$309,687	$298,713
Separate Accounts:
Equity	$10,801	$8,489
Fixed-income	9,045	8,118
Money market	27,475	29,314
Total Avg. Separate Accounts	$47,321	$45,921
Total Avg. Liquidation Portfolios[1]	$8,141	$9,753
Total Avg. Managed Assets	$365,149	$354,387
1) Liquidation portfolios include portfolios of distressed fixed-income securities. Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. Management-fee rates earned from these portfolios are lower than those of traditional separate account mandates.